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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                   of the Securities and Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): April 13, 1999


                            METACREATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


                         Commission file number 0-27168


             Delaware                                 95-4102687
     (State of incorporation)          (I.R.S. Employer Identification Number)


                   6303 Carpinteria Ave, Carpinteria, CA 93013
                    (Address of principal executive offices)


                                 (805) 566-6200
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS

Please refer to the following press release, dated April 13, 1999, announcing certain changes to officers of the Company:

FOR IMMEDIATE RELEASE

METACREATIONS ANNOUNCES MANAGEMENT CHANGES;
EXECUTIVE MANAGEMENT TEAM NOW COMPLETE
JOHN RACIOPPI JOINS COMPANY AS HEAD OF GLOBAL SALES AND KAI KRAUSE LEAVES

Carpinteria, CA, - April 13, 1999 --- MetaCreations Corporation (Nasdaq: MCRE), the Creative Web company, announced today that, with the appointment of John A. Racioppi as senior vice president of global sales, the company has completed its executive management team reorganization. Racioppi brings to MetaCreations more than 11 years experience in the software industry and more than 18 years experience in both domestic and international sales. This expertise spans a variety of channels, including direct, original equipment manufacturers (OEM) and value-added reseller (VAR), among others. Racioppi will head the global sales organization for MetaCreations, encompassing sales operations in the Americas, Europe, Asia and Australia.

Gary Lauer, president and chief executive officer of MetaCreations, said, "John Racioppi's addition helps to strengthen an already highly formidable team of senior industry leaders at MetaCreations. John completes and complements our management team with his significant and strategic background in domestic and international sales. We're confident that this highly seasoned and focused executive management team will help the company revolutionize the way people use our 2D and 3D graphics applications to communicate on the Web."

Racioppi, 42, comes to MetaCreations from Inprise Corporation, where he served as vice president and general manager of North American sales. Prior to Inprise, Racioppi held management positions with DASCOM Corporation, Transarc Corporation, Network Systems Integrators, Inc., and Liberty Management Systems. Racioppi began his sales and marketing career with five years at AT&T, after earning his MBA degree from the University of Pittsburgh.

"MetaCreations has a wealth of excellent technologies and market-leading products, as well as the vision to apply those technologies in highly innovative fashion," said Racioppi. "It's exciting to participate in MetaCreations' growth as it extends its technology expertise to e-commerce and other Web applications."

Separately, the Company announced that Kai Krause, chief design officer, is leaving the company.

"We have made tremendous strides this year in repositioning the company towards creating a cohesive strategy to capitalize on transitioning a rich set of core technologies towards Web designers and professional graphic artists. With several key additions to our management team over the last two quarters, I am confident we are well positioned to fully execute our Creative Web strategy," commented Gary Lauer.




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About MetaCreations

MetaCreations, the Creative Web company, is focused on developing and marketing 2D and 3D visualization software for graphic artists and the World Wide Web. MetaCreations' Creative Web strategy is centered on the company's new MetaStreamTM and MetaFlashO technologies, and employs an array of MetaCreations' software development tools to accelerate the creation of 2D and 3D graphics for online applications, and to make fast, interactive use of photo-realistic 3D on the Web practical and pervasive. MetaCreations offers a complete product line of award-winning graphics desktop software for both professional users and consumers, and its products are available in more than 50 countries. The company has headquarters in Santa Barbara County, Calif., and has development centers in Scotts Valley, Calif., and Princeton, N.J., as well as an International Operations Center in Dublin, Ireland. MetaCreations can be reached on the World Wide Web at http://www.metacreations.com.


Note to Editors: MetaCreations, MetaFlash and MetaStream are either registered trademarks or trademarks of MetaCreations Corp. Other product and company names herein may be trademarks of their respective owners.


# # #


At MetaCreations:

Teresa Bridwell
Corporate Communications
(805) 566-6274
teresab@ metacreations.com

Betty Franklin
Investor Relations
(805) 566-6289
ir@ metacreations.com


At GCI Group:

Aaron Kwittken
(212) 537-8060
akwittken@gcigroup.com




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                 METACREATIONS CORPORATION
                                                 (Registrant)



  Date:  April 21, 1999                          /s/TERANCE A. KINNINGER
                                                 ----------------------------
                                                 Terance A. Kinninger
                                                 Senior Vice President and
                                                 Chief Financial Officer